FIFTH AMENDMENT TO AMENDED AND RESTATED PARTICIPATION

AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED PARTICIPATION AGREEMENT is effective this 28th day of April, 2017, by and among Great-West Life & Annuity Insurance Company (“Company”), Fidelity Distributors Corporation (the “Underwriter”), and Variable Insurance Products I, Variable Insurance Products II, Variable Insurance Products III, Variable Insurance Products IV and Variable Insurance Products Fund V (the “Funds”), collectively the “Parties.” Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Underwriter and the Funds are parties to the Amended and Restated Participation Agreement dated October 26, 2006, the Amendment and Assignment dated May 16, 2007, the Second Amendment dated August 29, 2007, the Third Amendment dated October 1, 2009, and the Fourth Amendment dated September 1, 2013 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to revise Schedule A of the Agreement to reflect the current contract forms covered by the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

All other terms, covenants and conditions of the Agreement remain in full force and effect.

Signature page to Follow

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 28th day of April, 2017.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ William S Harmon
Name:	William S Harmon
Title:	Senior Vice President

VARIABLE INSURANCE PRODUCTS I,

VARIABLE INSURANCE PRODUCTS II

VARIABLE INSURANCE PRODUCTS FUND III

VARIABLE INSURANCE PRODUCTS IV and

VARIABLE INSURANCE PRODUCTS FUND V

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	VP Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title:	EVP

SCHEDULE A

Separate Account Name	Contract Form No.

COLI VUL-1 Series Account	J350, PPVUL
COLI VUL-2 Series Account	J500
COLI VUL-3 Series Account	J350, PPVUL
COLI VUL-4 Series Account	J500
COLI VUL-5 Series Account	J350, PPVUL
COLI VUL-6 Series Account	J350, PPVUL
COLI VUL-7 Series Account	J350, PPVUL
COLI VUL-8 Series Account	J350, PPVUL
COLI VUL-9 Series Account	J350, PPVUL
COLI VUL-10 Series Account	J350, PPVUL
COLI VUL-11 Series Account	J350, PPVUL
COLI VUL-12 Series Account	J350, PPVUL
COLI VUL-13 Series Account	J350, PPVUL
COLI VUL-14 Series Account	ICC13-J600, J600
COLI VUL-15 Series Account	J350, PPVUL
Varifund Variable Annuity Account	V30000, VA40000, VPP50000
Prestige Variable Life Account	CL 1035-99
Variable Annuity-1 Series Account	J444; ICC14-J465; ICC14-J466
Variable Annuity-2 Series Account	ICC11-J555; ICC13-J777; ICC15-J888;
ICC16-J100

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